UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Peoples Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of PEOPLES BANCORP, INC.

Notice is hereby given that the Annual Meeting of Stockholders of Peoples Bancorp, Inc. (the “Company”) will be held at Kent Center, Inc., 215 Scheeler Road, Chestertown, Maryland 21620 at 12:30 p.m., local time, on Wednesday, May 28, 2008 for the following purposes:

1.	To elect 12 directors to serve on the Board of Directors until the 2009 Annual Meeting and until their successors are duly elected and qualify.

2.	To ratify the appointment of Rowles & Company, LLP as the Company’s independent auditors for fiscal year 2008;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 1, 2008 will be entitled to notice of and to vote at the meeting. This proxy statement is accompanied by the Company’s Annual Report to Stockholders for the year ended December 31, 2007.

All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. Each of Proposal 1 and Proposal 2 requires the affirmative vote of holders of a majority of the shares of common stock present and voting. Whether you own a few or many shares, your proxy is important in fulfilling this requirement. To assist us with planning the meeting, please mark the appropriate box on your proxy card as to whether you plan to attend the meeting in person. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors,

Elizabeth A. Strong
Secretary

April 11, 2008

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620
410-778-3500 / Fax 410-778-2089

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PEOPLES BANCORP, INC.
100 Spring Avenue
P.O. Box 210
Chestertown, Maryland 21620-0210

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to the stockholders of Peoples Bancorp, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2008 Annual Meeting of Stockholders. The 2008 Annual Meeting of Stockholders will be held on Wednesday, May 28, 2008, at 12:30 p.m., local time, at Kent Center, Inc., 215 Scheeler Road, Chestertown, Maryland 21620, and at any adjournments thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of the Company. The approximate date on which this proxy statement and attached form of proxy are being mailed to stockholders is April 11, 2008.

Holders of Common Stock will be asked to elect 12 directors to the Company’s Board of Directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualify, and to ratify the appointment of Rowles & Company, LLP as the Company’s independent auditors for fiscal year 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record at the close of business on March 1, 2008 (the “Record Date”) of issued and outstanding shares of the Company’s common stock, par value $10.00 per share (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the number of issued and outstanding shares of Common Stock entitled to vote is 785,512.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Directors are elected by a majority of the votes cast at the meeting, so the withholding of a vote with respect to a director nominee named in Proposal 1 below will have the same effect as a vote against that nominee but an abstention and a broker non-vote will each have no impact on the outcome of the vote, although all of foregoing will be counted for purposes of determining whether a quorum is present for the transaction of business. The ratification of the Company’s auditors for 2008 in Proposal 2 below likewise requires a majority of all votes cast at the meeting, so abstentions and broker non-votes with respect to Proposal 2 are included for purposes of determining the presence of a quorum but are not included in calculating the number of votes cast. The affirmative vote of a majority of all votes cast at the meeting is sufficient to approve any motion that comes before the meeting pursuant to Proposal 3, so abstentions and broker non-votes with respect to any such motion are included for purposes of determining the presence of a quorum but are not included in calculating votes cast with respect to such motion.

All proxies will be voted as directed by the stockholder on the proxy card. The shares of Common Stock represented by any proxy that is properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the stockholder. If no direction is given, the proxy will be voted in favor of all the nominees named in Proposal 1, in favor of Proposal 2, and in the discretion of the proxies as to any other matters that may properly come before the meeting.

The proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, or by written notice delivered to Elizabeth A. Strong, Secretary of the Company, at the Company’s address or at the meeting. The Company’s address is P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620-0210 (410-778-3500).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of the Record Date, relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company’s directors, director nominees, and named executive officers (as defined by the SEC); and (iii) all directors and executive officers of the Company as a group. Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights or ownership within 60 days of the Record Date (such as by exercising stock options). Unless otherwise indicated below, the address of each person named below is the address of the Company.

Name	Amount Beneficially Owned		Percent of Class Beneficially Owned
Directors, Nominees and Named Executive Officers
E. Jean Anthony	48		*
Robert W. Clark, Jr.	5,286	(1)	*
LaMonte E. Cooke	20		*
Gary B. Fellows	20		*
Herman E. Hill, Jr.	12,143	(2)	1.6%
H. Lawrence Lyons	138		*
Patricia Joan Ozman Horsey	57,814	(3)	7.4%
P. Patrick McClary	635		*
Alexander P. Rasin, III	46,716	(4)	5.9%
Stefan R. Skipp	33,047	(5)	4.2%
Thomas G. Stevenson	10,060	(6)	1.3%
Elizabeth A. Strong	339		*
William G. Wheatley	7,686	(7)	*
All Directors/Executive Officers as a Group (14 Persons)	174,164		22.2%

5% Stockholders (other than listed above)

Nylon Capital Shopping Center, Inc. P. O. Box 266 Chestertown, MD 21620-0266	55,594	(8)	7.1%

Total	174,164	(9)	22.2%
* Amount constitutes less than 1%.
Notes:
(1)	Includes 3,357shares owned solely by Mr. Clark, 967 shares owned by Mr. Clark’s son and 962 shares owned by Mr. Clark’s wife.
(2)	Includes 1,056 shares owned solely by Mr. Hill, 10,298 shares owned jointly by Mr. Hill and his wife and 789 shares owned by Mr. Hill’s wife.

(3)
Includes 2,100 shares owned solely by Mrs. Horsey, 20 shares owned by H & S Investments Trust over which Mrs. Horsey’s husband has voting power, 120 shares owned by Mrs. Horsey’s husband, 55,594 shares owned by Nylon Capital Shopping Center, Inc. over which Mrs. Horsey’s husband has voting power by virtue of his position as President, Treasurer and director of that company. The shares owned by Nylon Capital Shopping Center are the same shares attributed to Nylon Capital Shopping Center, Inc. in this table (see Note 8); Mrs. Horsey disclaims beneficial ownership of these shares.

(4)
Includes 32,778 shares owned solely by Mr. Rasin, 1,422 shares held by Mr. Rasin's spouse, and 12,516 shares held in an estate over which Mr. Rasin shares voting and dispositive power by virtue of his position as co-personal representative thereof.

(5)
Includes 21,000 shares owned solely by Mr. Skipp, 10,247 shares owned by family trust accounts over which Mr. Skipp has voting power and investment discretion and 1,800 shares owned by Mr. Skipp’s children.

(6)
Includes 2,485 shares owned solely by Mr. Stevenson, 2,700 shares owned by the Stevenson Family Trust of which Mr. Stevenson is a trustee, 4,500 shares owned by The Bruce W. Rohrbacher Revocable Trust of which Mr. Stevenson’s wife serves as a trustee, and 375 shares owned jointly by Mr. Stevenson and his wife.

(7)
Includes 219 shares owned solely by Mr. Wheatley, 7,100 shares owned jointly by Mr. Wheatley and his wife,132 shares owned by Mr. Wheatley’s wife, 60 shares owned by Mr. Wheatley’s wife as custodian for 3 minor children, and 175 shares jointly owned by Mr. Wheatley’s wife and other 3 children.

(8)	Shares are also reported as being beneficially owned by Mrs. Horsey, whose husband is President, Treasurer and a director of Nylon Capital Shopping Center, Inc. (see Note 3).
(9)	Total excludes 55,594 of the shares beneficially owned by Patricial Joan Ozman Horsey, which are the same shares reported for Nylon Capital Shopping Center, Inc.

ELECTION OF DIRECTORS (Proposal 1)

Stockholders are being asked to vote for a total of 12 director nominees at this year’s Annual Meeting. Each director is elected to hold office for a term of one year and until his or her successor is duly elected and qualifies. Each of the Company’s incumbent directors is standing for re-election at this year’s Annual Meeting.

The names of the director nominees, their ages as of the Record Date, their principal occupations and business experience for the past five years, and certain other information are set forth below.

(Terms Expire in 2009)
Name	Age	Principal Occupation and Business Experience
E. Jean Anthony	63
Mrs. Anthony has served as a director of the Company and its wholly-owned subsidiary, The Peoples Bank (the “Bank”), since January 2006. She is a Certified Public Accountant, Certified Financial Planner, and a Certified Valuation Analyst. She is a partner in the accounting firm of Anthony, Judge & Ware, LLC. She is also a member of AJW Properties, LLC.

Robert W. Clark, Jr.	58	Mr. Clark has served as a director of the Company and the Bank since December 1997. He is in the agricultural business and is owner of Fair Promise Farm, and manager of Hopewell Farm.
LaMonte E. Cooke	56
Mr. Cooke has served as a director of the Company and the Bank since December 1997. He is presently serving as Administrative Director of Queen Anne’s County Maryland Detention Center in Centreville, Maryland.

Gary B. Fellows	56
Mr. Fellows has served as a director of the Company and the Bank since December 1997. He is majority owner of Fellows Helfenbein & Newnam Funeral Home PA, a partner in the Eastern Shore Genesis Partnership, a partner in the Western Shore Genesis Partnership, and a partner in the Chesapeake Cremation Center.

Herman E. Hill, Jr.	62
Mr. Hill has served as a director of the Company since March 1997 and of the Bank since January 1994. He is in the agricultural business, and is President of Herman E. Hill & Son, Inc., which is additionally a partner in Harborview Farms and Rock Harbor, LLC. He is also a partner in Kent Hills LLC, Massey LLC, Bakers Lane LLC, Linden LLC, K West LLC, Stepne LLC, Lynch Farm LLC, Chinquapin Partners, LLC, T & C Farms, Inc. and Hill Farms, Inc., which is additionally a partner in Harborview Farms.

Patricia Joan Ozman Horsey	67
Mrs. Horsey has served as a director of the Company and the Bank since January 2006. She is a realtor for Hogans Agency, Inc. and is the owner/operator of an antiques and collectible business. She is President of Unity, Inc. and Delmarva Publications, Inc. and a trustee of H & S Investments.

P. Patrick McClary	67
Mr. McClary has served as a director of the Company since March 1997 and of the Bank since February 1991. He is a director and President of Gunther McClary Real Estate, Inc. and P. Patrick McClary Real Estate, Inc. and a member of Cecilton, LLC and Two Pauls, LLC.

Alexander P. Rasin, III	64	Mr. Rasin has served as a director of the Company since March 1997 and of the Bank since September 1975. He is a partner in the law firm of Rasin & Wootton.
Stefan R. Skipp	65	Mr. Skipp has served as a director of the Company since March 1997 and of the Bank since May 1979. He is currently serving as District Public Defender in the State of Maryland.
Thomas G. Stevenson	60
Mr. Stevenson has served as a director of the Company since March 1997 and of the Bank since August 1990. He is President, Chief Executive Officer, and Chief Financial Officer of the Company and of the Bank. Prior to May 2000, Mr. Stevenson served as Executive Vice President of the Company and the Bank.

Elizabeth A. Strong	59	Mrs. Strong has served as a director of the Company since March 1997 and of the Bank since January 1995. She is owner and manager of the Rock Hall Insurance Agency in Rock Hall, Maryland.
William G. Wheatley	55
Mr. Wheatley has served as a director of the Company since March 1997 and of the Bank since December 1995. He also serves as an Executive Vice-President and Loan Administrator of the Bank. Prior to May 2001, Mr. Wheatley served as Senior Vice President of the Company and the Bank.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

Board Committees

The Company’s Board of Directors has an Audit Committee and a Nominating Committee. The Board does not have a separate committee responsible for executive compensation. All executive officers of the Company also serve as an executive officer of the Bank and are paid by, and only for their service to, the Bank. Accordingly, decisions and recommendations regarding executive compensation and benefit plans are made by the Personnel/Compensation Committee of the Bank (the “Compensation Committee”). Each of these committees is described below.

The Company’s Audit Committee was established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of Robert W. Clark, Jr., Gary B. Fellows, Patricia Joan Ozman Horsey, and E. Jean Anthony, Chairperson. The Board has determined that Mrs. Anthony qualifies as an “audit committee financial expert” as that term is defined by Item 401(h) of the SEC’s Regulation S-K. The Audit Committee assists the Board in monitoring the integrity of the financial statements, the performance of the Company’s internal audit function, and compliance by the Company with legal and regulatory requirements, and it oversees the qualification, performance and independence of the Company’s outside auditors, including whether satisfactory accounting procedures are being followed. During 2007, the Audit Committee held four meetings. The Board of Directors has adopted a written charter for the Audit Committee, which is not available on the Company’s website. A copy of the Audit Committee Charter is attached as Appendix A to this definitive proxy statement.

The Company’s Nominating Committee consists of Alexander P. Rasin III, Chairman, Gary B. Fellows, Herman E. Hill, Jr., P. Patrick McClary, Stefan R. Skipp, and Thomas G. Stevenson and is responsible for identifying qualified individuals for nomination to the Board of Directors, considering candidates for nomination proposed by stockholders of the Company, recommending director nominees to the Board (see “Director Recommendations and Nominations” below), and recommending directors for each Board committee. During 2007, the Nominating Committee held one meeting. The Nominating Committee does not have a written charter.

The Compensation Committee is responsible for reviewing and advising the board of directors of the Bank with respect to executive compensation, director compensation and all other compensation and general benefits policies of the Bank. The members of the Compensation Committee are P. Patrick McClary, Chairman, LaMonte E. Cooke, Herman E. Hill, Jr., Elizabeth A. Strong, and E. Jean Anthony. The Compensation Committee does not have a written charter. The Compensation Committee held two meetings in 2007.

Director Independence

To determine whether directors are “independent”, the Board has adopted the independence standards of The New York Stock Exchange (“NYSE”) Listed Company Manual. The Board has determined that all directors are “independent directors” except for Messrs. Stevenson and Wheatley. Each member of the Nominating Committee, other than Mr. Stevenson, and each member of the Compensation Committee is an “independent director” as defined by Rule 303A.02 of the NYSE Listed Company Manual, and each member of the Audit Committee meets the audit committee independence standards of NYSE Listed Company Manual Rule 303A.07. In determining that each of the independent directors is independent, the Board considered the following transactions that are not disclosed below in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”: for Mr. Rasin, legal services rendered to the Company and the Bank by a law firm of which he is a partner.

Board Meeting Attendance

The Company’s Board of Directors held 25 meetings in 2007. No incumbent director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which that person has been director); and (2) the total number of meetings held by all committees of the Board on which that person served (during the period served).

Director Compensation

The following table provides information about compensation paid to or earned by the Company’s directors during 2007 other than directors who are also named executive officers.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Mrs. Anthony	12,592	-	12,592
Mr. Clark	13,870	-	13,870
Mr. Cooke	13,064	-	13,064
Mr. Fellows	12,691	-	12,691
Mr. Hill	10,666	-	10,666
Mrs. Horsey	16,290	-	16,290
Mr. McClary	11,030	-	11,030
Mr. Rasin	12,265	-	12,265
Mr. Skipp	11,850	-	11,850
Mrs. Strong	13,063	-	13,063

The Compensation Committee is responsible for establishing compensation for members of the Bank’s board of directors. The Compensation Committee periodically reviews peer group information and, if appropriate, recommends to the Bank’s board of directors adjustments to director compensation levels

Directors of the Company also serve on the Board of Directors of the Bank and are compensated only for serving on the Board of the Bank and its committees. Non-employee directors of the Board of the Bank receive $416 for each Board meeting attended. The Chairman and the Secretary receive $425 and $420, respectively, per Board meeting attended. Non-employee members of the Executive Committee receive $290 for each committee meeting attended, except for the Chairman of that committee who receives $300 for each committee meeting attended. Non-employee members of other committees receive $200 per meeting attended, except that non-employee members of the Pension/Profit Sharing 401(k) Committee receive only an annual retainer fee of $250. Each non-employee director is also paid an annual retainer fee of $1,250. All directors are reimbursed for reasonable travel expenses incurred in connection with Board service.

Director Recommendations and Nominations

The Nominating Committee of the Company’s Board of Directors is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating Committee will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Peoples Bancorp, Inc., 100 Spring Avenue, Chestertown, Maryland 21620, Attn: Stephanie L. Usilton, Vice President; and must specify (i) the recommending stockholder’s contact information, (ii) the class and number of shares of the Company’s common stock beneficially owned by the recommending stockholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate’s consent to be considered as a candidate.

Whether recommended by a stockholder or chosen independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complimentary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Company stockholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Nominating Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and the diversity of backgrounds and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills or expertise.

It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Nominating Committee or nominated by the Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may contact the Company’s Board of Directors by contacting Stephanie L. Usilton, Vice President, Peoples Bancorp, Inc., 100 Spring Avenue, Chestertown, Maryland 21620 or (410) 778-3500. All comments will be forwarded directly to the Chairman of the Board for consideration.

The Company believes that the Annual Meeting of Stockholders is an opportunity for stockholders to communicate directly with directors and, accordingly, expects that all directors will attend each Annual Meeting. A stockholder who wishes to discuss issues directly with directors should consider attending the Annual Meeting of Stockholders. All persons who were serving as directors at the 2007 Annual Meeting were in attendance except Gary B. Fellows and Herman E. Hill, Jr..

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements with Company management and representatives of Rowles & Company, LLP, the Company’s independent auditors; (ii) discussed with Rowles & Company, LLP all matters required to be discussed by SAS 61, as amended; and (iii) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1, and has discussed with Rowles & Company, LLP its independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE

By:	Robert W. Clark, Jr.
Gary B. Fellows
E. Jean Anthony
Patricia Joan Ozman Horsey

EXECUTIVE OFFICERS

Information about the Company’s current executive officers is provided below.

Thomas G. Stevenson, 60, has served as the President of the Company and the Bank since May 24, 2000, and as Chief Executive Officer and Chief Financial Officer of the Company and the Bank since May 29, 2002. He is also a trustee of the Employees’ Retirement Plan of the Bank. Prior to May 2000, Mr. Stevenson served as Executive Vice President of the Company and the Bank.

H. Lawrence Lyons, 55, has served as an Executive Vice President of the Company and of the Bank since May 23, 2001 and is in charge of operations. He also manages the Bank’s non-deposit product sales program. Prior to May 2001, he served as Senior Vice President of the Company and of the Bank.

Thomas A. Tucker, 49, has served as an Executive Vice-President of the Company and of the Bank since May 28, 2003 and is in charge of business development. Prior to May 2003, Mr. Tucker served as Senior Vice President of the Company and the Bank.

William G. Wheatley, 55, has served as an Executive Vice-President of the Company and of the Bank since May 23, 2001 and is in charge of loan administration. Prior to May 2001, Mr. Wheatley served as Senior Vice President of the Company and the Bank.

EXECUTIVE COMPENSATION

The following table sets forth for the last fiscal year the total remuneration for services in all capacities awarded to, earned by, or paid to the Company’s President and Chief Executive Officer (the “CEO”), and the two most highly compensated executive officers of the Company other than the CEO who were serving as executive officers as of December 31, 2007. All of the Company’s executive officers serve in identical capacities at the Bank, and they receive compensation only for their service at the Bank.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($) (1)	Bonus ($) (2)	Non-equity incentive plan compen-sation ($) (2)	Nonqualified deferred compensation earnings ($)	All other compen-sation ($) (3)-(5)	Total ($)
Thomas H. Stevenson, President, CEO/CFO	2007	210,000	-	9,017	-	5,716	224,733
	2006	190,000	-	9,022	-	5,128	211,275

William G. Wheatley, Executive Vice President	2007	96,048	-	4,124	-	2,817	102,989
	2006	90,398	-	4,293	-	2,677	100,470

H. Lawrence Lyons, Executive Vice President	2007	98,548	-	4,232	-	2,709	105,489
	2006	92,751	-	4,288	-	2,611	99,650
Notes:
(1)	Messrs. Stevenson and Wheatley do not receive director’s fees for their service on the Boards of Directors of the Company and the Bank.
(2)	The Bank’s only bonus program is the incentive compensation program, and awards paid under this program are listed under “Non-equity incentive compensation”.
(3)
For Mr. Stevenson, amounts for 2007 and 2006 include a discretionary contribution of $5,265 and 4,834, respectively, under the Bank’s Profit Sharing 401(k) Plan and the economic value of life insurance coverage under the Bank’s group term life insurance plan of $451 and $294, respectively.

(4)
Amounts for Mr. Wheatley include a matching contribution of $288 and a discretionary contribution of $2,408 for 2007 under the Bank’s Profit Sharing 401(k) Plan, a matching contribution of $271 and a discretionary contribution of $2,300 for 2006 under the Bank’s Profit Sharing 401(k) Plan, and the economic value of life insurance coverage under the Bank’s group term life insurance plan of $121 for 2007 and $106 for 2006.

(5)
Amounts for Mr. Lyons include a discretionary contribution of $2,471 and a matching contribution of $139 under the Bank’s Profit Sharing 401(k) Plan for 2007, a discretionary contribution of $2,360 for 2006 under the Bank’s Profit Sharing 401(k) Plan, and the economic value of life insurance coverage under the Bank’s group term life insurance plan of $238 for 2007 and $112 for 2006.

The Compensation Committee is charged with establishing executive compensation. The basic philosophy of the Company’s compensation program is to offer a competitive compensation package to all executive employees that takes into account both individual contributions and corporate performance. The President of the Bank does assist the Compensation Committee by reviewing the employee salary recommendations of the Bank’s Human Resources Officer before they are presented to the Compensation Committee and by making suggestions to the Compensation Committee based on his view of an employee’s annual performance, but all salary decisions are recommended by the Compensation Committee and approved by the Board. No executive officer plays any role in determining or recommending incentive plan compensation awards, except to the extent that an executive also serves as a director and then only to the extent of his or her single vote on compensation matters.

Executive compensation consists of three principal elements: (i) base salary; (ii) incentive compensation that is variable, fluctuates annually and is linked to our return on average assets (ROA) (and is, therefore, at risk); and (iii) retirement benefits.

Employment Arrangements

Executive officers are employed on an at-will basis and are not parties to any written employment agreement. In addition to the compensation components discussed above, executive officers are also eligible for life insurance coverage under the Bank’s group term life insurance plan and recognize income each year in an amount equal to the assumed cost of his or her life protection. All salary and benefits are paid or provided by the Bank.

Base salaries are set at levels intended to foster career development among executives, consistent with the long-term nature of our business objectives. In setting base salary levels, consideration is given to salary levels paid to executives holding similar positions at other comparable community banking organizations. Annual salary adjustments are determined after considering the executive’s performance during the immediately preceding year. In addition, the Bank purchases information from L.R. Webber Associates, Inc. each year, which publishes an annual Salary/Benefits Survey showing compensation data submitted by various financial institutions. The Survey segregates the data among: (i) Survey Participants by Size in Total Assets, (ii) Survey Participants by Geographic Region, and (iii) Survey Participants by Institution. The Bank’s Human Resources Officer reviews the Survey and compares the compensation paid to our executive officers to that paid by the Bank’s competitors. In conducting this comparison, asset size, market areas and type of institution are considered. This information is communicated to the Compensation Committee, which reviews the data and, if warranted, recommends adjustments to the Board of Directors for approval. For purposes of this analysis, the Bank generally aims to fix executive salaries such that they approximate the salaries paid by peer institutions of similar type, size and geographic characteristics.

The salaries proposed to be paid in 2008 to Messrs. Stevenson, Wheatley, and Lyons are $218,926, $100,130, $102,737, respectively.

Bonus Program

The Bank maintains an incentive compensation program that essentially is a bonus pool from which distributions of cash are made to all eligible employees in recognition of their efforts, dedication and ideas. Each year, an amount of cash equal to 1.5% of ROA, up to a maximum of $100,000, is deposited into the pool and distributed among the eligible employees based upon the relationship that each employee’s annual salary bears to the total annual salaries of all eligible employees. So, for each eligible employee, the Compensation Committee divides his or her base salary by the aggregate of all base salaries paid to all eligible employees, and the employee receives that percentage of the pool. There is no fixed individual minimum, target or maximum award levels. We believe awards based on the relationship that a recipient’s salary bears to all salaries provide a fair method of distribution and of recognizing the relative importance of each eligible employee to the Company. For purposes of the plan, an employee is “eligible” if he or she was an active employee as of the last business day of November of each year, and an eligible employee is entitled to receive a distribution so long as he or she was an active employee of the Bank on the payment date except in the case of an employee who is separated from the Bank because of death or disability, in which case the employee will receive a portion of the award as determined by the Board. An employee who resigns prior the date of payment with 20 years or more of service will be eligible to receive a prorated incentive payment to be paid as soon as practicable during the last month of the year.

As of November 2007 when 2007 incentive plan compensation award determinations were made, the Bank’s ROA was 1.53%, so the pool amount was 100,000. The relationships that the salaries paid to Messrs. Stevenson, Wheatley and Lyons bear to the salaries of all eligible employees in 2007, and the percentages on which their awards were based, were 9.02%, 4.12% and 4.23%, respectively. These awards were paid in December 2007.

Employees’ Retirement Plan

In furtherance of the Bank’s belief that every employee should have the ability to accrue valuable retirement benefits, the Bank has established a Profit Sharing 401(k) Plan. The Profit Sharing 401(k) Plan is available to all of our employees who are at least 21 years old and have completed 12 months of service. Each year, in addition to each active member’s salary deferrals, the Bank may make matching contributions and discretionary profit sharing payments for the benefit of each employee. The decision to make profit sharing payments is made for a particular year by the Compensation Committee in the third quarter of the year, and the total amount paid, if any, is based on our performance for that year, with allocations among all eligible employees based on salary level. All employee contributions and employer matching contributions to the 401(k) portion of the plan are immediately 100% vested, and profit sharing payments are vested incrementally over a six-year period. Pre-tax and matching contributions may be withdrawn while a member is employed by the Company or Bank even if the member has not reached age 59½ in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions.

Pension Plan

In furtherance of the Bank’s belief that every employee should have the ability to accrue valuable retirement benefits, the Bank has also established a defined benefit pension plan. The pension plan, known as the “Employees’ Retirement Plan”, is available to employees who are at least 21 years old and have completed 1,000 hours of service within a 12 consecutive month period. Pension benefits are based on years of service and the annual average of the participant’s compensation averaged over the five highest plan years, whether or not consecutive, ending in the current plan year or in any prior plan year within the last 10 years of service.

An employee is 100% vested in the plan after five years of service. A participant’s compensation for a particular year consists of amounts reported as gross income on the participant’s IRS Form W-2 for that year, increased by the participant’s salary deferral contributions to the Profit Sharing 401(k) Plan, plus the economic value of any life insurance coverage provided by the Bank.

At December 31, 2007, the value of accumulated benefits for Messrs. Stevenson, Wheatley and Lyons was $367,515, $168,786, and $208,043, respectively. These amounts are determined based on the method and assumptions discussed in Note 11 to the Company’s consolidated financial statements found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

RATIFICATION OF THE SELECTION OF ROWLES AND COMPANY AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

Stockholders are also being asked to ratify the Audit Committee’s appointment of Rowles & Company, LLP to audit the books and accounts of the Company for the fiscal year ended December 31, 2008. Rowles & Company, LLP has served as the Company’s auditing firm since 1949. Rowles & Company, LLP has advised the Audit Committee and the Board of Directors that neither it nor any of its members or associates has any direct financial interest in or any connection with the Company other than as the independent registered public accounting firm. A representative of Rowles & Company, LLP will be present at this year’s Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ROWLES & COMPANY, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Rowles & Company, LLP for fiscal years 2007 and 2006:

	FY 2007 ($)	FY 2006 ($)
Audit Fees	41,532	42,925
Audit-Related Fees	0	0
Tax Fees	4,160	2,500
All Other Fees	0	2,153
Total	45,692	47,578

Audit services of Rowles & Company, LLP for fiscal years 2007 and 2006 consisted of the audit of the consolidated financial statements of the Company and quarterly reviews of financial statements and review of SEC filings. “Tax Fees” incurred in fiscal years 2007 and 2006 include charges primarily related to tax return preparation and tax consulting services. “All Other Fees” in 2006 relate to discussions regarding the acquisition of an insurance agency. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Rowles & Company, LLP.

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that certain de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, are not foreseeable and are separately approved by the Audit Committee prior to the completion of the independent auditor’s audit. All of the 2007 and 2006 services were pre-approved by the Audit Committee, except for the services described under “All Other Fees” for each year, which were de minimis services and were approved by the Audit Committee prior to the completion of the respective audits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For SEC disclosure purposes, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company or any of its subsidiaries, on the one hand, and any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest, on the other hand, are parties, where the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at the end of the last two fiscal years. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company.

During the past two fiscal years, the Bank has had banking transactions in the ordinary course of its business with “related persons” on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

Except for the loan relationships discussed above, the Company and its subsidiaries did not engage in any transaction during 2007 or 2006 with any related person in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Bank’s total assets at the end of 2007 and 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and persons who own more than 10% of the Common Stock file with the SEC an initial report of beneficial ownership of the Common Stock, periodic reports of changes in beneficial ownership of the Common Stock, and, in certain cases, annual statements of beneficial ownership of the Common Stock. Based solely on a review of copies of such reports furnished to the Company, or on written representations that no reports were required, the Company believes that all directors, executive officers and holders of more than 10% of the Common Stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2007.

FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which contains audited financial statements for the year ended December 31, 2007, accompanies this Proxy Statement. A copy of the Form 10-K may be obtained without charge upon written request to Stephanie L. Usilton, Vice President, Peoples Bancorp, Inc., P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) to be included in the Proxy Statement and voted on by the stockholders at the 2009 Annual Meeting of Stockholders must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than December 12, 2008 (120 days before the date of mailing based on this year’s Proxy Statement date) and meet all other requirements for inclusion in the Proxy Statement. Additionally, pursuant Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2009 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for such meeting, then the Company must receive the proposal by February 25, 2009 (45 days before the date of mailing based on this year’s Proxy Statement date) for it to be considered timely received. If notice of a stockholder proposal is not timely received, the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS

As of the date of this proxy statement, management does not know of any other matters that will be brought before the 2008 Annual Meeting requiring action by stockholders. If any other matters requiring the vote of the stockholders properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

Chestertown, Maryland	By Order of the Board of Directors
April 11, 2008

Elizabeth A. Strong
Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

PEOPLES BANCORP, INC.
AUDIT COMMITTEE CHARTER
January 28, 2004

I. INTRODUCTION

The Audit Committee facilitates the work of the company's auditors, both internal and external, and provides assurance that their services are used effectively. It initiates needed or desirable changes in a company's system of internal accounting control. Also, it enables the Board of Directors to execute its responsibilities to the stockholders in those areas in an effective and efficient manner.

An Audit Committee considers financial reporting matters in more depth than the full Board. The existence of an effective Audit Committee demonstrates the Board's commitment to the exercise of due care in reviewing financial information. It also provides the auditor with a forum that is independent of operating management for discussion of matters that the auditor considers significant.

II. AUDIT COMMITTEE MEMBERSHIP

The Audit Committee will be comprised of at least three outside Directors, one of whom has accounting or management expertise. The members of the Committee will be comprised of Directors who are independent of management as defined by the Securities and Exchange Commission.

III. AUDIT COMMITTEE CHARTER

The primary duty of the Audit Committee is to monitor the activities of the Internal Auditor, the external auditor, and examiners to obtain reasonable assurance that internal controls are adequate to safeguard the assets of the company.

The Audit Committee works through the Internal Auditor. They closely monitor the company's controls and procedures to safeguard the assets of the company. They monitor compliance with board policies, as well as accompanying laws and regulations. The Audit Committee works closely with the company's auditors to assure comprehensive coverage of company operations by audits.

The Audit Committee is the supervisor of the company's Internal Auditor as well as the external independent auditor. The Committee hires the Internal Auditor, determines the auditor salary, and gives the auditor an annual performance review. The Audit Committee works with the Internal Auditor to establish the company's Internal Audit Program and receives reports on the results of the audit work performed.

The Audit Committee selects the company's external CPA firm and negotiates the terms of the engagement. In this responsibility it has assistance from management and the Internal Auditor, but the Committee makes these decisions on behalf of the Board of Directors.

All significant audit exceptions result in written reports to management that contain the exceptions found and suggest corrective actions to be taken. When there is a disagreement between the Internal Auditor and management regarding an audit exception, the Audit Committee reviews the written report and related management responses to determine the appropriate corrective action to be taken.

Management is responsible for the accuracy of all financial statements generated by the company and distributed to regulators, to stockholders, or to other companies. The Audit Committee, through the Internal Auditor, verifies the accuracy of management-generated financial reports (after the fact).

IV. AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

A. Choosing the Company's Internal Auditor

The Internal Auditor is hired by the Audit Committee and reports to the Committee for direction and supervision. The person chosen should be experienced at auditing procedures. This experience might be from working as the auditor at another company, as an assistant to the auditor of the company, with a CPA firm, or with another internal audit organization. The person chosen must be fully qualified and have sufficient experience to do the job. The Committee will discuss with the auditors any independence issues.

B. Annual External Audit

1. Choosing the Company's External Auditor

The Company has an annual audit of its financial statements performed by an external CPA firm. The Audit Committee selects the company's external CPA firm and negotiates the terms of the engagement. When choosing the external CPA firm, the Audit Committee ensures that the firm has several years of experience at company audits and that the firm will assign experienced personnel to conduct the company's audit.

2. Annual Audit Planning Meeting

Annually, an audit planning meeting is conducted. The following people are invited to attend the meeting: (1) Members of the Audit Committee, (2) the company's President and Executive Vice Presidents, (3) the Internal Auditor, (4) the Chairman of the Board of Directors, and (5) the engagement partner and in charge auditor from the CPA firm. The meeting is announced in advance, and each invitee is requested to submit agenda items for the meeting. Major topics that should be discussed at the meeting include:

(a) A Review of' the Overall Audit Plan

This review could lead to a change in the scope of the engagement with the CPA firm. At a minimum, it should result in a clear understanding of how the annual audit work will be divided between the CPA firm and the Internal Auditor. To help reduce the cost of the audit, the attendees should discuss the possibility of having the Internal Auditor perform as much of the audit work as possible.

(b) The Internal Audit Program

The attendees will discuss the scope of the Internal Auditor's work during the current calendar year. The attendees will also review the Internal Audit Program. This serves to inform all in attendance of the scope of the Internal Auditor's work. It also allows a meshing of this work with that of the company management and the CPA firm.

(c) The Scope of Nonaudit Services

CPA firms perform tax work, management consulting, work measurement studies, and several other kinds of nonaudit services. The company and the CPA firm should have a very clear understanding regarding the scope of nonaudit services that will be performed by the CPA firm. The scope of nonaudit services should be discussed and agreed upon at the audit planning meeting.

(d) Changes in Company Procedures or Other Items

The attendees should discuss any changes in company procedures or other items that have occurred during the current calendar year, which could impact the audit, tax return or financial statements.

(e) Tax Changes & Changes in Accounting or Auditing Standards

The attendees should discuss any tax changes & changes in accounting or auditing standards which will have an impact on the audit, tax return or financial statements.

(f) Special Investigations

The attendees should discuss any special investigations deemed necessary. Depending on the nature of the investigation, it might be discussed openly during the meeting or confidentially with the appropriate person before or after the meeting.

3. The Audit Review and Evaluation Meeting

Annually, an audit review and evaluation meeting is held. The same individuals who are invited to attend the audit planning meeting are invited to attend this meeting. The following items should be discussed or reviewed:

(a) A review of the company's tax return and audited financial statements, including a review of any significant audit adjustments;

(b) A review of any reportable conditions or management letter comments or suggestions for improvements in internal controls by the CPA firm. If deemed necessary, changes can be made to the Internal Audit Program for the current calendar year to address any areas of concern or exceptions noted during the external audit;

(c) A review to ensure that the audit was performed in accordance with the audit plan approved at the planning meeting or, if necessary, a discussion of the reasons for any significant deviations. This will also include a discussion of any difficulties encountered in performing the audit and any disagreements with management, if applicable;

(d) A discussion of the appropriateness of accounting principles used;

(e) A discussion regarding the quality of services received from the CPA firm.

4. Interim Financial Statements

Quarterly the company publishes financial statements in its filings with the SEC. These statements are to be reviewed by the external auditors. If the auditors have any adverse comments about the statements, the Audit Committee will meet with the auditors prior to the filing of the SEC reports.

C. Approval of the Internal Audit Program

Annually, prior to the beginning of each calendar year, the Audit Committee will review in detail and approve the Internal Audit Program for the next calendar year. This includes review and approval of the Internal Audit Program & Procedures document and the Internal Auditor's time budget.

D. Regular Meetings with the Internal Auditor

The Audit Committee meets with the Internal Auditor at least 4 times per year to discuss regular Audit Committee business. This includes follow-up on open items from previous meetings, reports on Internal Auditor activities since the last meeting, any changes to be made to the Internal Audit Program for the current year (if applicable), a review of detailed written reports on work performed by the Internal Auditor, and discussion of any other items deemed necessary by Committee Members or the Internal Auditor.

The Internal Auditor prepares written reports for all audit work performed. These reports generally include a description of the audit work performed, any exceptions noted, management's response to the exception items, recommendations for changes in procedures, a description of follow up to be performed, any subsequent action taken, and the current status. The reports are first distributed to management to ensure that the Internal Auditor and management are in agreement concerning the information in the report. The reports are then reviewed by the Audit Committee at the regular meetings. The Audit Committee receives these reports passively unless there is a conflict that must be resolved.

APPENDIX B

Form of Proxy

PEOPLES BANCORP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Peoples Bancorp, Inc. (the “Company”) hereby appoints Alexander P. Rasin, III, Elizabeth A. Strong and Thomas G. Stevenson, or any of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on Wednesday, May 28, 2008 at Kent Center, Inc., 215 Scheeler Road, Chestertown, Maryland at 12:30 p.m. local time, and at any and all adjournments and postponements thereof for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named director nominees should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

1.	ELECTION OF DIRECTOR NOMINEES (terms expire in 2009):

E. Jean Anthony	Robert W. Clark, Jr.	LaMonte E. Cooke	Gary B. Fellows
Herman E. Hill, Jr.	Patricia Joan Ozman Horsey	P. Patrick McClary	Alexander P. Rasin, III
Stefan R. Skipp	Thomas G. Stevenson	Elizabeth A. Strong	William G. Wheatley

☐ FOR ALL NOMINEES	☐ FOR ALL EXCEPT	☐ WITHHOLD AUTHORITY

(See instruction below)

INSTRUCTION: A withheld vote will count as a vote against a nominee. To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list above.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.

2.	RATIFICATION OF ROWLES & COMPANY, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2008:

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Board of Directors recommends a vote “FOR” ratification in Proposal 2.

3.	IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR ALL NOMINEES with respect to Proposal 1, FOR with respect to Proposal 2, and in the discretion of the proxy holders as to any other matters that properly come before the meeting.

If you plan to attend the luncheon meeting, please designate the number that will attend [____].

Dated _____________________________, 2008	_____________________________________________
Signature

_____________________________________________
Signature

Please sign as name(s) appear(s) on stock certificate. If jointly held, all owners must sign. Executors, administrators, trustees or persons signing in such capacity should so indicate.